Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                                         STATE OR COUNTRY OF
                                                           INCORPORATION OR
           NAME                                              ORGANIZATION

Crown Cork & Seal Company, Inc.                              Pennsylvania

Crown Cork & Seal Company (PA) Inc.                          Pennsylvania

Crown Consultants, Inc.                                      Pennsylvania

Nationwide Recyclers                                         Pennsylvania

CONSTAR, Inc.                                                Pennsylvania

CONSTAR INTERNATIONAL INC                                    Delaware

CarnaudMetalbox Investments (USA),  Inc.                     Delaware

Risdon - AMS (USA), Inc.                                     Delaware

Zeller Plastik, Inc.                                         Delaware

Crown Cork & Seal Holdings, Inc.                             Delaware

Crown Cork & Seal Technologies Corporation                   Delaware

Crown Cork & Seal Company (USA), Inc.                        Delaware

Crown Financial Management, Inc.                             Delaware

Crown Overseas Investments Corporation                       Delaware

Crown Beverage Packaging, Inc.                               Delaware

Crown Cork de Puerto Rico, Inc.                              Delaware

Aluplata S.A                                                 Argentina

Crown Cork de Argentina S.A                                  Argentina

Crown Cork & Seal (Barbados) Foreign Sales Corporation       Barbados

Crown Cork Company (Belgium) N.V                             Belgium

Crown Cork Holding Company                                   Belgium

Speciality Packaging Belgie NV                               Belgium

Crown Brasil Holding Ltd.                                    Brazil

Crown Cork Embalagens S.A                                    Brazil

Crown Cork Tampas Plasticas, S.A                             Brazil

Crown Cork & Seal Canada Inc.                                Canada

Risdon - AMS (Canada) Inc.                                   Canada

Crown Cork de Chile, S.A.I                                   Chile

Beijing CarnaudMetalbox Co., Ltd.                            China

Beijing Crown Can Co., Ltd.                                  China

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                                          STATE OR COUNTRY OF
                                                            INCORPORATION OR
                NAME                                          ORGANIZATION

CarnaudMetalbox Huapeng (Wuxi) Closures Co., Ltd.                 China

Foshan Crown Can Company, Limited                                 China

Foshan Crown Easy-Opening Ends Co., Ltd.                          China

Huizhou Crown Can Co., Ltd.                                       China

Shanghai Crown Packaging Co., Ltd.                                China

Jiangmen Zeller Plastik, Ltd.                                     China

Crown Litometal S.A                                               Colombia

Crown Colombiana, S.A                                             Colombia

Crown Pakkaus OY                                                  Finland

Astra Plastique                                                   France

Risdon S.A                                                        France

CarnaudMetalbox S.A                                               France

CarnaudMetalbox Group Services                                    France

CMB Plastique SNC                                                 France

Crown Cork & Seal Finance S.A                                     France

Crown Cork Company (France) S.A                                   France

Crown Developpement SNC                                           France

Crown Financial Corporation France S.A                            France

Polyflex S.A                                                      France

Societe de Participations Entrangers CarnaudMetalbox              France

Societe de Participations CarnaudMetalbox                         France

Societe Francasie De Developpement De La Boite Boisson            France

Z. P. France                                                      France

CarnaudMetalbox Deutschland GmbH                                  Germany

CarnaudMetalbox Nahrungsmitteldosen GmbH                          Germany

CarnaudMetalbox Plastik Holding GmbH                              Germany

Crown Bender (Germany) GmbH                                       Germany

Wehrstedt GmbH                                                    Germany

Zeller Plastik GmbH                                               Germany

Zuchner Gruss Metallverpackungen GmbH                             Germany

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                                            STATE OR COUNTRY OF
                                                             INCORPORATION OR
                NAME                                           ORGANIZATION

Zuchner Metallverpackugen GmbH                                   Germany

Zuchner Verpackugen GmbH & Co                                    Germany

Zuchner Verschlusse GmbH                                         Germany

Hellas Can Packaging Manufacturers                               Greece

CarnaudMetalbox Magyarorszag                                     Hungary

CONSTAR International Plastics KFT                               Hungary

CarnaudMetalbox Ireland Ltd.                                     Ireland

CarnaudMetalbox Italia SRL                                       Italy

CMB Italcaps SRL                                                 Italy

Crown Cork Company (Italy) S.P.A                                 Italy

FABA Sud Spa                                                     Italy

Risdon SRL                                                       Italy

Superbox Aerosols SRL                                            Italy

Superbox Contenitori per Bevande SRL                             Italy

Zeller Plastik Italia SPA                                        Italy

CarnaudMetalbox Kenya Limited                                    Kenya

Societe Malgache D'Emgallages Metalliques                        Madagascar

CarnaudMetalbox Bevcan SDN BHD                                   Malaysia

Envases Generales Crown, S.A. DE C.V                             Mexico

Carnaud Maroc                                                    Morocco

CMB Plastique Maroc                                              Morocco

CarnaudMetalbox NV                                               The Netherlands

CMB Closures Benelux BV                                          The Netherlands

CMB Promotional Packaging (Netherlands) BV                       The Netherlands

CONSTAR International Holland (Plastics) B.V                     The Netherlands

Crown Cork Company (Holland) B.V                                 The Netherlands

Crown Cork Mijdrecht B.V                                         The Netherlands

Crown Cork Netherlands Holding B.V                               The Netherlands

Speciality Packaging Nederland BV                                The Netherlands

CarnaudMetalbox Nigeria PLC                                      Nigeria

Zeller Plastik Philippines, Inc.                                 Philippines

CarnaudMetalbox Gopak SP Zoo                                     Poland

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

                                                       STATE OR COUNTRY OF
                                                         INCORPORATION OR
              NAME                                        ORGANIZATION


CarnaudMetalbox Tworzyna Sztuczne SP Z.O.D                  Poland

CarnaudMetalbox de Portugal                                 Portugal

Crown Cork & Seal de Portugal Embalagens S.A                Portugal

CarnaudMetalbox Asia Limited                                Singapore

CarnaudMetalbox Packaging PTE Limited                       Singapore

CarnaudMetalbox Slovakia Spol. S.R.O                        Slovakia

CarnaudMetalbox Food South Africa(Pty) Ltd.                 South Africa

Crown Investment Holdings (Pty) Ltd.                        South Africa

Crown Cork de Espana, S.A.                                  Spain

Envases Metalicos Manlleu S.A                               Spain

Envases Metalner S.A                                        Spain

Envases Murcianos S.A                                       Spain

Ormis Embalajes Espana S.A                                  Spain

Crown Obrist AG                                             Switzerland

CarnaudMetalbox Tanzania Limited                            Tanzania

CarnaudMetalbox (Thailand) PLC                              Thailand

CarnaudMetalbox Bevcan Limited                              Thailand

Crown Cork & Seal (Thailand) Co., Ltd.                      Thailand

ZPJK (Thailand) Co., Ltd.                                   Thailand

CarnaudMetalbox Ambalaj Sanayi                              Turkey

CONSTAR Ambalaj Sanayi Ve Ticaret A.S                       Turkey

Emirates Can Company, Ltd. (Dubai, UAE)                     United Arab Emirates

CarnaudMetalbox Bevcan PLC                                  United Kingdom

CarnaudMetalbox Closures PLC                                United Kingdom

CarnaudMetalbox Engineering PLC                             United Kingdom

CarnaudMetalbox Group UK Limited                            United Kingdom

CarnaudMetalbox Overseas Limited                            United Kingdom

CarnaudMetalbox PLC                                         United Kingdom

CMB Bottles and Closures                                    United Kingdom

CONSTAR International U.K., Ltd.                            United Kingdom

Crown Cork & Seal Finance PLC                               United Kingdom

                         Crown Cork & Seal Company, Inc.
                     Exhibit 21 - Subsidiaries of Registrant

             NAME                                       STATE OR COUNTRY OF
                                                          INCORPORATION OR
                                                             ORGANIZATION


Crown UK Holdings  Ltd.                                    United Kingdom

Speciality Packaging (UK) PLC                              United Kingdom

The Crown Cork Company Limited                             United Kingdom

United Closures & Plastic PLC                              United Kingdom

Zeller Plastik UK Limited                                  United Kingdom

CarnaudMetalbox (Saigon) Limited                           Vietnam

Vietnam Crown Vinalimex Packaging, Ltd.                    Vietnam

CarnaudMetalbox (Zimbabwe) Ltd.                            Zimbabwe

Crown Cork Company 1958 PVT Ltd.                           Zimbabwe


(1) The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2) In accordance with Regulation S-K, Item 601(b)(22)(ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02 (w).